Exhibit h (xxiii)
Amendment No. 2 to Amended and Restated Transfer Agreement

AMENDMENT NO. 2

TO AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

This AMENDMENT NO. 2 is made as of the 2nd day of December 2015, to the Amended and Restated Transfer Agency Agreement dated May 1, 2012, between USAA MUTUAL FUNDS TRUST (the Trust), a statutory trust organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas, and USAA TRANSFER AGENCY COMPANY D/B/A SHAREHOLDER ACCOUNT SERVICES (SAS), a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas.

SAS and the Trust agree to modify and amend the Amended and Restated Transfer Agency Agreement described above (Agreement) as follows:

1.	SCHEDULE C. In order to clarify (a) (i) which Fund Shares and Adviser Shares, to the extent a series of the Trust (Fund) has such class(es) of shares, shall pay a per account annual maintenance charge and (ii) which Fund Shares and Institutional Shares, to the extent a Fund has such class(es) of shares, shall pay an annual maintenance charge based on average daily net assets, and (b) that with respect to the Intermediate-Term Bond Fund and the Short-Term Bond Fund, only Fund Shares, Institutional Shares and Adviser Shares (in each case, to the extent operational), and not ETF Shares (whether or not operational), shall pay SAS any fee, Schedule C to the Agreement, setting forth the fees payable to SAS with respect to each Fund, is hereby replaced in its entirety by Schedule C attached hereto.

2.	RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, SAS and the Trust have caused this Amendment No. 2 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST		USAA TRANSFER AGENCY COMPANY

By:	/S/ DANIEL S. MCNAMARA	By:	/S/ TERRI LUENSMANN
	Daniel S. McNamara		Terri Luensmann
	President		Vice President

By:	/S/ JAMES G. WHETZEL	By:	/S/ DANIEL MAVICO
	James G. Whetzel		Daniel Mavico
	Secretary		Assistant Secretary

SCHEDULE C TO THE TRANSFER AGENCY AGREEMENT

FEE SCHEDULE

Annual Maintenance Charges - The annual maintenance charge for the following Funds includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. SAS will charge for each open and funded account as appropriate in the business judgment of SAS from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund Shares	$23.00
Capital Growth Fund Shares	$23.00
California Bond Fund Shares and Adviser Shares	$25.50
California Money Market Fund Shares	$25.50
Cornerstone Aggressive Fund Shares	$23.00
Cornerstone Conservative Fund Shares	$0.00
Cornerstone Equity Fund Shares	$0.00
Cornerstone Moderate Fund Shares	$23.00
Cornerstone Moderately Aggressive Fund Shares	$23.00
Cornerstone Moderately Conservative Fund Shares	$23.00
Emerging Markets Fund Shares and Adviser Shares	$23.00
Extended Market Index Fund Shares	$23.00
First Start Growth Fund Shares	$23.00
Flexible Income Fund Shares and Adviser Shares	$25.50
Global Equity Income Fund Shares	$23.00
Global Managed Volatility Fund Shares	$23.00
Government Securities Fund Shares and Adviser Shares	$25.50
Growth & Income Fund Shares and Adviser Shares	$23.00
Growth and Tax Strategy Fund Shares	$23.00
Growth Fund Shares	$23.00
High Income Fund Shares and Adviser Shares	$25.50
Income Stock Fund Shares	$23.00
Income Fund Shares and Adviser Shares	$25.50
Intermediate-Term Bond Fund Shares and Adviser Shares	$25.50
International Fund Shares and Adviser Shares	$23.00
Money Market Fund Shares	$25.50
Nasdaq-1 00 Index Fund Shares	$23.00
New York Bond Fund Shares and Adviser Shares	$25.50
New York Money Market Fund Shares	$25.50
Precious Metals and Minerals Fund Shares and Adviser Shares	$23.00
Real Return Fund Shares	$23.00
S&P 500 Index Fund Member Shares and Reward Shares	$20.00
Science & Technology Fund Shares and Adviser Shares	$23.00
Short-Term Bond Fund Shares and Adviser Shares	$25.50
Small Cap Stock Fund Shares	$23.00
Tax Exempt Intermediate-Term Fund Shares and Adviser Shares	$25.50
Tax Exempt Long-Term Fund Shares and Adviser Shares	$25.50
Tax-Exempt Money Market Fund Shares	$25.50

Tax-Exempt Short-Term Fund Shares and Adviser Shares	$25.50
Treasury Money Market Trust Shares	$25.50
Total Return Strategy Fund Shares	$23.00
Ultra Short-Term Bond Fund Shares	$25.50
Value Fund Shares and Adviser Shares	$23.00
Virginia Bond Fund Shares and Adviser Shares	$25.50
Virginia Money Market Fund Shares	$25.50
World Growth Fund Shares and Adviser Shares	$23.00

Annual Transfer Agency Fee - The annual fee for the following Funds includes the processing of all transactions and correspondence. The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Aggressive Growth Fund Institutional Shares	0.10%
Capital Growth Fund Institutional Shares	0.10%
Emerging Markets Fund Institutional Shares	0.10%
Flexible Income Fund Institutional Shares	0.10%
Global Equity Income Fund Institutional Shares	0.10%
Global Managed Volatility Fund Institutional Shares	0.05%
Government Securities Fund Institutional Shares	0.10%
Growth Fund Institutional Shares	0.10%
Growth & Income Fund Institutional Shares	0.10%
High Income Fund Institutional Shares	0.10%
Income Fund Institutional Shares	0.10%
Income Stock Fund Institutional Shares	0.10%
Intermediate-Term Bond Fund Institutional Shares	0.10%
International Fund Institutional Shares	0.10%
Managed Allocation Fund Shares	0.05%
Precious Metals and Minerals Fund Institutional Shares	0.10%
Real Return Fund Institutional Shares	0.10%
Short-Term Bond Fund Institutional Shares	0.10%
Small Cap Stock Fund Institutional Shares	0.10%
Target Managed Allocation Fund Shares	0.05%
Target Retirement Income Fund Shares	0.00%
Target Retirement 2020 Fund Shares	0.00%
Target Retirement 2030 Fund Shares	0.00%
Target Retirement 2040 Fund Shares	0.00%
Target Retirement 2050 Fund Shares	0.00%
Target Retirement 2060 Fund Shares	0.00%
Total Return Strategy Fund Institutional Shares	0.10%
Ultra Short-Term Bond Fund Institutional Shares	0.10%
Value Fund Institutional Shares	0.10%
World Growth Fund Institutional Shares	0.10%

Amended Effective: December 2, 2015